Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 3, 2015, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Capital Southwest Corporation on Form 10-K for the year ended March 31, 2015. We consent to the incorporation by reference of said reports in the Registration Statement of Capital Southwest Corporation on Form S-8.

/s/ Grant Thornton LLP

Dallas, Texas

October 5, 2015